PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

MANUFACTURING AGREEMENT

This Manufacturing Agreement (the “Manufacturing Agreement”) is entered into as of August 1, 2006 (“Effective Date”) by and between Minntech Corporation, a Minnesota corporation, having its principal place of business at 14605 28th Ave North, Minneapolis, MN 55447 (“Manufacturer”) and EnviroSystems, Inc., a Nevada corporation, having its principal place of business at 116 Morlake Drive, Suite 201, Mooresville, NC 28117 (“ESI”).

RECITALS

A.

 ESI desires Manufacturer to manufacture and sell the Product (as defined below) to ESI and ESI’s designees on the terms and subject to the conditions of this Manufacturing Agreement.

B.

Subject to the terms and conditions of this Manufacturing Agreement, Manufacturer wishes to be the exclusive manufacturer of the Product.

AGREEMENT

NOW THEREFORE, in consideration of the respective covenants, conditions and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.

Definitions.  In this Manufacturing Agreement, the following words and expressions shall have the following meanings unless the context otherwise requires:

(a)

“Affiliate” means any individual, corporation, firm, partnership or other entity, which directly or indirectly owns, is owned by, or is under common ownership with a party to this Manufacturing Agreement to the extent that at least fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity and any person, firm, partnership, corporation or other entity actually controlled by, controlling or under common control with a party to this Manufacturing Agreement.  Such other relationship as in fact results in actual control over the management, business and affairs of an entity shall also be deemed to constitute control.

(b)

“Facility” means Manufacturer’s production facility located in Minneapolis, Minnesota, U.S.A. or other production facility deemed appropriate by Manufacturer and ESI.

(c)

“Intellectual Property Rights” means:

(i)

any and all proprietary rights provided under, patent law,  copyright law, trade-mark law, design patent or industrial design law, or trade secret law, which may provide a right in either ideas, formulae, algorithms, concepts, inventions or know-how generally, or the expression or use of such ideas, formulae, algorithms, concepts, inventions or know-how;

(ii)

any and all applications, registrations, licenses, sub-licenses, agreements or any other evidence of a right in any of the foregoing; and

(iii)

any goodwill associated with the foregoing; and

(d)

“Manufacturing Agreement” means this Manufacturing Agreement.

(e)

“Product” means ESI’s proprietary disinfectant cleaner product, both the concentrate and ready-to-use forms, currently known as “EcoTru”, whether under that name or any other product name that may be determined suitable by ESI.

(f)

“Specifications” means the specifications set forth on Attachment A hereto as amended from time to time as set forth herein.

(g)

“Territory” means the United States of America.  In the event ESI determines, in its discretion, to grant manufacturing rights to Manufacturer in one or more other locations in the world as to any other manufacturing site that has been deemed acceptable by both the Manufacturer and ESI, it is the parties’ intent that Manufacturer shall coordinate and provide regulatory and quality oversight to ensure the safety and efficacy and uniform quality of the final product.

2.

Term.  This Manufacturing Agreement shall commence on the Effective Date hereof and shall remain in effect until three (3) years after the date of the first shipment of commercial quantities of the Product by Manufacturer to ESI (the “Original Term”) and shall, subject to the terms herein, be automatically renewed for additional consecutive one (1) year terms (the “Renewal Term or Terms”) unless terminated as provided by either party giving notice to the other party of at least ninety (90) days prior to the end of the Original Term or a Renewal Term.  Either party may terminate this Manufacturing Agreement by written notice to the other party pursuant to Section 17.  The “Term” of this Manufacturing Agreement shall mean the Original Term, and if this Manufacturing Agreement is renewed, any Renewal Term or Terms.

3.

Manufacture and Supply of Products.

(a)

Manufacturer will manufacture and supply to ESI, and ESI will purchase from Manufacturer, all of ESI’s requirements for the Products during the Term, subject to Section 5(b) (ii).

(b)

Manufacturer will manufacture all Product at the Facility, which Manufacturer represents and warrants is licensed for the Territory, and in a good and workmanlike manner in compliance with the Specifications, the cGMPs (as defined below) and all applicable federal, state, and local laws, ordinances and regulations applicable to the Product in the Territory.  For the purpose of preventing contamination of the Product, the Manufacturer will perform the appropriate validations for each manufacturing line and process to ensure that there is no detectable carryover.  Manufacturer shall package the Product in packaging material consistent with the Specifications and place the Product in a suitable shipping container (i) to insure safe arrival at ESI’s stated destination, and (ii) to comply with any applicable requirements of common carriers.

(c)

Manufacturer will perform the factory inspection and quality assurance tests on the Product as prescribed in the Specifications.  Each delivery of Product hereunder shall be accompanied by a certificate of analysis signed by an authorized representative of Manufacturer certifying that the Product was manufactured in accordance with, and otherwise complies with, the Specifications, providing the results of tests of the inspection and quality assurance tests performed by Manufacturer and certifying that such test results are the actual results of such inspection and quality assurance tests (each a “Certificate of Analysis”).  Manufacturer will include with each shipment copies of all applicable manufacturing, quality and testing records, which shall be in a form acceptable to meet state and federal government regulatory agency requirements.   An employee or consultant, bound by confidentiality to ESI, may, from time-to-time, upon not less than ten (10) days’ notice to Manufacturer, visit the Manufacturer’s facility to witness the manufacturing and quality assurance and control procedures used by Manufacturer in manufacturing the Product.  ESI shall provide to Manufacturer a form Certificate of Analysis for Manufacturer to use as set forth herein.  Manufacturer will retain samples of each batch of the Product it manufactures, as required by applicable regulations, and will provide equivalent samples to ESI.

(d)

If during the term of this Manufacturing Agreement, ESI desires changes to the Specifications, ESI will submit new Specifications embodying such amendments or changes to Manufacturer in writing.  Manufacturer and ESI shall meet to discuss the proposed changes within thirty (30) days after the date of such notice.  If following such discussions the parties agree to the new Specifications, then such new Specifications shall be deemed to be a new Attachment A for purposes of this Manufacturing Agreement from and after the date sixty (60) days after such notice (or such longer time as Manufacturer reasonably advises ESI in writing is necessary for the implementation of such changes).  Manufacturer shall adjust the Price of the Product to reflect any change in its cost of manufacturing the Product as a result of the change in the Specification, as reasonably documented by Manufacturer.  In the event Manufacturer does not agree to a proposed change in Specifications, the proposed change shall not take effect and ESI shall have the right to contract with a second source for production and supply of the Product in the Territory and/or terminate this Agreement upon notice to Manufacturer; provided, however, that Manufacturer shall not unreasonably withhold or delay its agreement to any such change proposed by ESI.

(e)

Manufacturer shall not make any material change to a manufacturing procedure, source of ingredients or Facility where the manufacture or packaging is to take place without the prior written consent of the ESI, which consent shall not be unreasonably delayed or withheld.

(f)

Manufacturer, at its sole cost and expense, shall make the leasehold improvements, and take such other “start-up” actions as are necessary for the manufacture of the

Products as detailed in Attachment C. ESI shall purchase the equipment necessary to manufacture the Products as identified in Attachment C and Manufacturer shall install said equipment.  An estimate of the cost of such improvements and actions to be performed by the Manufacturer (the “Start-Up Costs”) is set forth in such attachment. Within thirty (30) days following the execution of this Agreement ESI shall remit to Manufacturer, as a “deposit” to be rebated to ESI in accordance with the terms of this Section 3(f), an amount (the “ESI Rebate Deposit”) equal to the total of the Facilities Improvement and the Dedicated Concentrate Production Equipment estimated Start-Up Costs. Additionally, those costs related to Start-UP and Process Validation Activities will be billed by Manufacturer on a monthly basis as incurred, with payment terms of net 30.  Upon completion of all Start up Activities, the Manufacturer will give ESI written notice, together with appropriate supporting documentation, if the amount of the ESI Rebate Deposit is either less or more than the actual Start-Up Costs incurred by Manufacturer. Should the ESI rebate Deposit be less than the actual Start-Up Costs ESI shall remit to Manufacturer within thirty (30) days following receipt of such notice an amount equal to such difference, which shall be deemed added to the ESI Rebate Deposit. Should the ESI Rebate Deposit be more than the actual Start-Up Costs, Manufacturer shall remit to ESI within thirty (30) days following the receipt of such notice an amount equal to such difference, which shall be deemed subtracted from the ESI Rebate Deposit. Upon commencement of the manufacturing and customer shipments of the Product, the Manufacturer will institute a rebate program whereby it will pay to ESI (through a direct payment or a credit against invoices) within thirty (30) days following each calendar quarter an amount equal to 10% of ESI’s net payments to Manufacturer for the Product during such calendar quarter. Such rebate program shall continue until such time as Manufacturer has paid to ESI (under the program) an amount equal to the ESI Rebate Deposit. Should the Manufacturing Agreement expire, without renewal, or be terminated for any reason by ESI prior to the full recoupment of the full ESI Rebate Deposit, the Manufacturer shall have no obligation to repay any remaining amount of the ESI Rebate Deposit.  Should the Manufacturer terminate the Agreement for any reason, other than default by ESI in accordance with Section 17, the Manufacturer shall remit to ESI an amount equal to the book value of the facility improvements, such book value treated according to GAAP with a minimum 5 year life, straight line depreciation, but such amount not to exceed the remaining balance of the ESI Rebate Deposit.  The ESI Rebate Deposit will not bear interest.  At the expiration or termination of the Manufacturing Agreement, ESI has the sole option to remove the equipment, at its expense, or to sell to Manufacturer at the then current Fair Market Value.

4.

Price.

(a)

The purchase price to be paid to Manufacturer by ESI for the Products encompassed by this Manufacturing Agreement is presented in Attachment B (the “Price”). The Price includes all costs related to labeling and packaging the Products for delivery in accordance with the Specifications.  The Price set forth in Attachment B is inclusive of all taxes, duties and other governmental charges, other than any Product sales taxes that are ESI’s responsibility.

(b)

Invoices for the Products will be issued to ESI when the product is shipped to ESI or its designee.  Payment for these invoices shall be made in full within thirty (30) days from the date the Products are received by the ESI, unless ESI rejects the Products during such thirty (30) day period.

(c)

All prices for domestic deliveries of the Product are FOB Manufacturer’s Facility (Minneapolis, MN) Freight Collect.  All prices for international deliveries of the Product are Ex Works Manufacturer’s Plant (Minneapolis, MN) (Incoterms 2000).

(d)

After the first year of this Agreement following the first shipment of Product hereunder, and no more often thereafter than once in any twelve (12)-month period during the Term, with at least thirty (30) days’ prior written notice to ESI, Manufacturer shall adjust the Price to reflect increased or decreased costs due to changes in labor and landed raw material and purchased component prices.  Manufacturer will provide for ESI copies of invoices for raw material and purchased components to substantiate component price changes and equivalent evidence of labor cost changes.

5.

Orders.

(a)

 ESI shall place orders for Product in written form via a purchase order stating therein the quantity of Product and the date of delivery desired, and the destination of delivery.  In the event that the terms of any purchase order are not consistent with this Manufacturing Agreement, the terms of this Manufacturing Agreement shall prevail.

(b)

Subject to this Section 5(b), ESI agrees to purchase from Manufacturer, and Manufacturer agrees to manufacture and sell to ESI, all of ESI’s requirements for the Product in the Territory.  ESI shall order Product in writing and Manufacturer shall have a period of thirty (30) days to deliver the amount so ordered to ESI; provided, that, to the extent the amount so ordered would, itself or when combined with amounts previously delivered by Manufacturer to ESI in the same calendar year, exceed the amount of the then-current forecast for such calendar year, Manufacturer shall be entitled to refuse such portion of the order which exceeds the forecasted amount, and further provided, that if Manufacturer does not refuse the excess amount in such order then Manufacturer shall be bound to manufacturer and deliver such excess amount in accordance with the order.  If Manufacturer does not manufacture and deliver the Product ordered by ESI in accordance with this Section 5(b) for any period in excess of forty-five (45) days and subject to the terms and conditions of this Manufacturing Agreement, then ESI may, at its option, without affecting its rights to any other remedies provided for herein, at law or in equity:  (i) terminate this Manufacturing Agreement upon not less than fifteen (15) days’ written notice to Manufacturer; or (ii) notwithstanding any other provision of this Manufacturing Agreement, contract with a second source for production and supply of the Product in the Territory, in which event Manufacturer will take the actions described in Section 8(c).

(c)

ESI’s non-binding estimate of requirements for Products for the first year beginning July 1 2006 is presented in Attachment B.  This estimate shall be updated quarterly on the first day of each calendar quarter in writing by ESI and reported to Manufacturer for planning purposes.

6.

Delivery, Warehousing, Inspection, Risk of Loss, Customer Service and Technical Service.

(a)

Delivery of Product ordered by ESI shall be made to a common carrier FOB Freight Collect Minntech Corporation, Minneapolis, MN for delivery on or about the date specified on ESI’s purchase order, or if that is not possible, then on such date that is at most thirty (30) days from the date on which Manufacturer receives the purchase order, provided that quantities of Product ordered by ESI do not exceed the non-binding estimate of requirements provided to Manufacturer under Section 5(c) of this Manufacturing Agreement.  In the event ESI’s orders for Product exceed ESI’s non-binding estimate of requirements in Section 5(c), Manufacturer shall use commercially reasonable efforts to meet the delivery dates ESI requests.  Manufacturer will notify ESI no less than seven (7) days prior to the delivery date when any delivery will be delayed.  If Manufacturer fails to deliver a shipment of Product to ESI on the delivery date without such notification being given, ESI will have the right to require Manufacturer to arrange for shipment by expedited means, and Manufacturer shall do so and bear any incremental shipping costs associated therewith.

(b)

Manufacturer shall ship Product to ESI or ESI’s designee at a destination in the world designated by ESI via a common carrier agreed to between the parties.  Manufacturer will prepare shipments in a manner comparable to current Good Manufacturing Practices (as defined by the U.S. Food and Drug Administration) (“cGMP”) related to shipping.  A Certificate of Analysis (“COA”) signed by a quality control representative of Manufacturer, certifying that the Products conform to the Specifications, will be provided with each shipment.  Upon the arrival of Product at the destination designated by ESI in the purchase order, ESI or its designated representative shall promptly inspect the shipment to determine only whether it is complete as to quantity and type of Product ordered and that the Products and containers are free from patent defects and are accompanied by an associated COA.  If ESI determines in its reasonable discretion that there is an error, deficiency or patent defect regarding such shipment it shall give written notice to Manufacturer within thirty (30) days after Product arrival of its rejection of the shipment to the extent of such error, deficiency or patent defect.  If ESI retains the Product in its possession after arrival at the destination designated in its purchase order without giving Manufacturer such notice within the thirty (30) day period described above, such failure to give timely notice shall constitute acceptance of the Product by ESI.  ESI will communicate acceptance or rejection by marking the packing slip received with the shipment and faxing such marked copy back to the Manufacturer, with any rejection providing reasonable detail of the error, deficiency or patent defect.  Acceptance shall in no way affect Manufacturer’s warranty obligations under Section 9.  Within ten (10) days of receipt by Manufacturer of a notice of rejection from ESI in accordance with this section (other than with respect to incorrect quantity or, if promptly curable, a missing COA) Manufacturer will issue a return authorization and ESI will return to Manufacturer at Manufacturer’s expense the quantities of Product in question and Manufacturer will replace such quantities as soon as reasonably practicable, but not to exceed forty five (45) days after such rejection at its sole cost and expense.  If the payment in respect of such quantities is outstanding, it will be postponed until such replacement quantities are received and accepted by ESI in accordance with this section.  Within ten (10) days of receipt by Manufacturer of a notice of rejection from ESI in accordance with this section because of

*  OMITTED PURSUANT TO THE COMPANY’S REQUEST FOR CONFIDENTIAL TREATMENT

insufficient quantities, Manufacturer will ship to ESI a quantity of the Product equal to the deficiency.

(c)

Title to the Products and the risk of loss thereof shall pass to ESI when the Product is delivered to a common carrier for shipment.

(d)

ESI may elect to engage the Manufacturer to perform all or certain of the customer service and distribution functions described on Attachment D and Attachment E.  In the event that ESI elects such services, ESI will pay the Manufacturer monthly the fee of $[   *  ] per processed customer order (“Order Processing Fee”).  Notwithstanding, ESI will pay monthly a fee of $[  *  ] per processed case order, $[   *  ] per Drum order, in consideration for warehousing, picking, packing, shipping, and administrative fees associated with the warehousing and shipment of the Product. In addition to the above services, ESI shall incur a monthly inventory carrying charge, calculated on an average of the beginning and ending inventory, equivalent to $[  *  ]/gallon for Ready to Use configurations and $[  * ]/gallon for Concentrate; provided, however, that Manufacturer agrees that it shall only manufacture Product to ESI’s purchase order, but Manufacturer is not obligated to exceed ESI’s quarterly estimate.  The Manufacturer shall provide to ESI an inventory reconciliation report on a monthly basis. All EcoTru product in the Manufacturer’s inventory, upon reaching a minimum period prior to the expiration date of the material, shall be billed to ESI and either destroyed or shipped to a location designated by ESI.

7.

Additional Rights, Duties and Covenants of ESI.

(a)

Each party will maintain a record of all non-medical and medical Product related complaints and will notify the other party of any complaint in sufficient time to allow the other party to comply with any regulatory requirements it may have with respect to such complaint.  ESI shall respond to all complaints and inquiries concerning Product sold by ESI and ESI shall bear all expenses and costs incurred in connection with Product rejected or returned by customers of ESI, subject to Manufacturer’s obligations with respect to complaints attributable to breach of its obligations, representations or warranties under this Manufacturing Agreement.  Manufacturer shall reasonably assist ESI in the evaluation of complaints and inquiries concerning the Product, which assistance shall include, but not be limited to, technical testing and analysis of the cause of or basis for any claimed defect identified by ESI or any of its customers and providing information required for regulatory purposes.  The identification of required technical tests and analyses shall be mutually agreed by both the Manufacturer and ESI.

(b)

ESI may initiate any recall of Product it reasonably determines advisable, and shall conduct all other recalls which may be required by any applicable governmental authority.  ESI shall bear the responsibility for all costs incurred in connection with any such recall, except to the extent the cause of the recall is due to Manufacturer’s failure to comply with Manufacturer’s obligations, representations or warranties under this Manufacturing Agreement, in which case Manufacturer shall bear such costs.

(c)

With the reasonable assistance of Manufacturer, ESI shall be solely responsible as between Manufacturer and ESI for obtaining all necessary approvals, clearances, permits and authorizations required by foreign or domestic governmental authorities or third parties, other than those previously obtained by Manufacturer, in order to import, export, market, promote, sell, offer to sell, or distribute the Products to its customers.  ESI shall bear all costs and expenses incurred in connection with all attempts to obtain approvals by any governmental authority, foreign or domestic, including all costs incurred in monitoring any clinical studies or hiring any consultants ESI deems advisable and necessary to obtain such approvals.

(d)

ESI and Manufacturer shall not knowingly sell the Product in violation of any provision of the Fair Packaging and Labeling Act, or in a condition that is adulterated or misbranded within the meaning of laws, rules or regulations enforced by the Environmental Protection Agency.

(e)

Upon reasonable notice and following execution of an appropriate confidentiality agreement with Manufacturer, a third party, proposed by ESI and accepted by Manufacturer, shall have reasonable access to Manufacturer’s manufacturing facilities for the purposes of auditing such facilities and manufacturing processes for compliance with cGMPs and such other regulations and requirements imposed by the Environmental Protection Agency (the “EPA”) or any other applicable government authority of any country, and Manufacturer shall provide at its expense such documentation, as ESI shall reasonably request, to such third party auditor regarding such facilities and manufacturing processes to permit ESI to comply with its obligations hereunder.

(f)

All the costs of ESI’s marketing and selling efforts shall be borne by ESI.

(g)

ESI agrees to disclose to Manufacturer any and all disinfectant cleaners similar to or competitive with the Product that it develops during the term of this Agreement (“New Products”) for distribution in the Territory prior to its promotion, manufacture, distribution, licensing or sale of the New Product. A product shall not be deemed to be a New Product unless the sale of such Product is likely to have the effect of reducing the quantity of Products supplied by Manufacturer to ESI. Promptly following such disclosure by ESI, ESI and Manufacturer shall negotiate in good faith in an attempt to reach agreement in respect of the terms and conditions under which Manufacturer would obtain the exclusive rights to manufacture the New Product in the Territory. In the event that ESI and Manufacturer are unable to agree on such terms and conditions within sixty (60) days following the commencement of negotiations in respect thereof, ESI may enter into negotiations with an unaffiliated third party covering the rights to manufacture the New Product in the Territory; provided, however, that ESI may not enter into any agreement with any such third party covering such rights unless and until (i) such third party makes a bona fide written offer (“Third Party Offer”) to ESI regarding the manufacture of the New Product in the Territory, (ii) a copy or an accurate description of the Third Party Offer is submitted to Manufacturer; and (iii) Manufacturer has not, within thirty (30) days after the receipt of such copy or description, agreed to acquire the manufacturing rights to the New Product in the Territory on the terms and conditions (to the extent applicable) set forth in the Third Party Offer. If Manufacturer agrees to acquire such manufacturing rights, then ESI and Manufacturer will enter into an agreement providing for the terms contained in the Third Party Offer and otherwise as near as may be to this Agreement.

(h) ESI agrees to disclose to Manufacturer if it desires to manufacture the Product or any New Product in a geographic area outside of the Territory (a “New Territory”) for distribution in or around such New Territory, prior to its manufacture (directly or through a third party) of the Product or such New Product in such New Territory. Promptly following such disclosure by ESI, ESI and Manufacturer shall negotiate in good faith in an attempt to reach agreement in respect of the terms and conditions under which Manufacturer would obtain the exclusive rights to manufacture the Product or the New Product in the New Territory. In the event that ESI and Manufacturer are unable to agree on such terms and conditions within sixty (60) days following the commencement of negotiations in respect thereof, ESI may enter into negotiations with an unaffiliated third party covering the rights to manufacture the Product or New Product in the New Territory; provided, however, that ESI may not enter into any agreement with any such third party covering such rights unless and until (i) such third party makes a bona fide written offer (“Third Party Offer”) to ESI regarding the manufacture of the Product or New Product in the New Territory, (ii) a copy or an accurate description of the Third Party Offer is submitted to Manufacturer; and (iii) Manufacturer has not, within thirty (30) days after the receipt of such copy or description, agreed to acquire the manufacturing rights to the Product or New Product in the New Territory on the terms and conditions (to the extent applicable) set forth in the Third Party Offer. If Manufacturer agrees to acquire such manufacturing rights, then ESI and Manufacturer will enter into an agreement providing for the terms contained in the Third Party Offer and otherwise as near as may be to this Agreement.

(i) ESI shall not have the right to use Manufacturer’s name, common law or registered trademarks, or other indicators of Manufacturer’s involvement on products or in advertising or marketing of ESI’s products unless approved in writing by Manufacturer or except as and to the extent Manufacturer is required by applicable laws to be identified as the manufacturer of the Product.

8.

Additional Covenants of Manufacturer.

(a)

Manufacturer shall comply with all applicable laws, rules and regulations of the EPA, including without limitation, cGMPs, as well as all applicable laws, rules and regulations, now or hereafter in effect, of the United States, state, local, and foreign governments, pertaining to the manufacture, warehousing, testing or inspection of the Products and/or the sale of the Products to ESI hereunder by or on behalf of Manufacturer.

(b)

Manufacturer shall pay for all costs incurred by ESI in connection with recalls to the extent that they are both reasonably necessary and due solely to Manufacturer’s failure to comply with the terms and conditions of this Manufacturing Agreement.

(c)

If ESI chooses to exercise its rights to terminate this Manufacturing Agreement under Section 3 (d), 5(b)(i), 17(a) or 17(b) or to contract with a second source for production and supply of the Product in the Territory under Section 3(d) or 5(b)(ii), then

Manufacturer shall disclose information and grant proprietary rights to one or more third party suppliers designated by ESI and reasonably acceptable to Manufacturer as is necessary to enable such third party supplier to supply Product to ESI.  Manufacturer’s disclosure of such information and grant of such rights to such third party supplier shall be pursuant to an agreement between Manufacturer and such third party that provides for confidentiality and non-use provisions that are at least as stringent as those set forth in Section 10 hereof as well as a license provision limited to use in connection with supply of the Product to ESI or its designees.  ESI is solely responsible for the pricing negotiations and all other matters in connection with such third party supplier.

9.

Limited Representations and Warranties of Manufacturer.

(a)

Manufacturer hereby warrants that:

(i)

the Products as delivered to ESI shall be free from defects in materials and workmanship and conform to the Specifications set forth in Attachment A hereto through the expiration date on the Product label.

(ii)

the Products will be manufactured, stored and shipped strictly in accordance with current cGMPs and applicable laws and regulations; and

(iii)

title to the Products will pass to ESI free and clear of all encumbrances, charges, pledges, hypothecations, security interests, liens, prior assignments, and claims of any kind (subject to ESI’s payment in full for the Product on the terms set forth herein).

(b)

EXCEPT AS EXPRESSLY SET FORTH IN SECTION 9(A) AND SECTION 12, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

(c)

If any Product proves to be in breach of the warranty set forth in Section 9(a), and if ESI notifies Manufacturer of such breach not later than the expiration date on the Product label, Manufacturer will, at ESI’s election, either (i)  replace such Product or (ii) accept the return of such Product and refund the purchase price therefore to ESI and pay all costs for the return thereof, in either case within thirty (30) days after notice from ESI at no cost.

(d)

THE REMEDY SET FORTH IN SECTION 9(C) IS THE EXCLUSIVE REMEDY FOR ANY BREACH OF WARRANTY IN SECTION 9(A)(I) BY MANUFACTURER.

10.

Confidentiality and Non-Use Obligations.  The provisions of the Mutual Confidentiality/Non-Disclosure Agreement dated as of November 5, 2005 between the parties (the “NDA”) are incorporated in this Manufacturing Agreement by this reference and will apply to the activities of the parties under this Manufacturing Agreement.  Without limiting the foregoing, Manufacturer acknowledges and agrees that the formula, formulation and manufacturing processes for the Products is the confidential and valuable trade secret information of ESI and entitled to the highest level of confidential treatment as such under the provisions of the NDA as incorporated herein.

11.

Indemnification.

(a)

Indemnity.

(i)

ESI shall indemnify, defend and hold harmless Manufacturer  and its employees, officers, directors and agents (each, a “Manufacturer Indemnified Party”) from and against any and all liability, loss, damage, cost, and expense (including reasonable attorneys’ fees) (collectively, a “Liability”), subject to the limitations in Section 13, which the Manufacturer Indemnified Party may incur, suffer or be required to pay in connection with any suit, demand or action to the extent resulting from or arising out of (A) any willful or negligent act or omission of an ESI Indemnified Party (as defined below) related to the marketing, distribution and sale of the Product, or (B) any breach of ESI’s covenants, representations and warranties hereunder by a ESI Indemnified Party.

(ii)

Manufacturer shall indemnify, defend and hold harmless ESI  and its employees, officers, directors and agents (each, a “ESI Indemnified Party”) from and against any Liability, subject to the limitations in Section 13, which the ESI Indemnified Party may incur, suffer or be required to pay in connection with any suit, demand or action to the extent resulting from or arising out of (A) the willful or negligent act or omission of a Manufacturer Indemnified Party or (B) the breach by any Manufacturer Indemnified Party of any of Manufacturer’s covenants, representations and warranties hereunder.

(b)

Conditions to Indemnification.  The obligations of the indemnifying party under Sections 11(a)(i) and 11(a)(ii) are conditioned upon the delivery of written notice to the indemnifying party of any potential Liability promptly after the indemnified party becomes aware of such potential Liability; provided, however, that any delay on the part of a party to provide notice to the indemnifying party shall not relieve the indemnifying party of its obligation to indemnify unless the indemnifying party has been materially prejudiced by such delay.  The indemnifying party shall have the right to assume the defense of any suit or claim related to the Liability if it has assumed responsibility for the suit or claim in writing; however, the indemnified party may participate in (but not control) the defense thereof at its sole cost and expense.

(c)

Settlements.  The indemnifying party may not settle a claim or action related to a Liability without the consent of the indemnified party, if such settlement would impose any monetary obligation on the indemnified party or require the indemnified party to submit to an injunction or otherwise limit the indemnified party’s rights under this Manufacturing Agreement.  Any payment made by an indemnifying party to settle any such claim or action shall be at its own cost and expense.

12.

Corporate Warranties.  Manufacturer represents to ESI and ESI represents to Manufacturer as follows:

(a)

It is a legal entity in good standing under the laws of its jurisdiction of incorporation or organization, with all the necessary power and authority to execute, deliver and perform this Manufacturing Agreement.

(b)

It is not a party to any written or oral agreement, understanding, arrangement or contract that conflicts with its obligations hereunder.

(c)

This Manufacturing Agreement will be enforceable against it in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to the availability of particular remedies under general equity principles.

13.

Limitation of Liability.

(a)

Except as expressly provided in this Manufacturing Agreement, Manufacturer shall not be liable to ESI for any damages, whether direct, indirect, or consequential to the extent arising from Manufacturer’s accurate compliance with any information, specification, data, formula, know-how, instruction or advice required by ESI to be complied with by Manufacturer in connection with the performance by Manufacturer under the terms of this Manufacturing Agreement, if such liability would have been avoided but for such compliance.

(b)

Neither party shall be liable to the other party for any damages, fines, penalties or charges assessed as a result of the other party’s failure to comply with applicable federal, state, municipal, local or foreign laws, rules or regulations, now or hereafter in effect, governing the other party’s business, including its obligations under this Manufacturing Agreement, including, but not limited to, those laws, rules and regulations imposed by the EPA or any state or foreign equivalents of the EPA.

(c)

EXCEPT FOR BREACHES OF SECTION 10 OR IN CONNECTION WITH A PARTY’S OBLIGATIONS UNDER SECTION 11, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY  FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS, ARISING, DIRECTLY OR INDIRECTLY, FROM SUCH PARTY’S PERFORMANCE OR NON-PERFORMANCE OF THIS AGREEMENT, WHETHER SUCH CLAIM IS BASED ON WARRANTY, CONTRACT, NEGLIGENCE OR STRICT LIABILITY.  EXCEPT FOR BREACHES OF SECTION 10 OR IN CONNECTION WITH A PARTY’S OBLIGATIONS UNDER SECTION 11, UNDER NO CIRCUMSTANCES SHALL THE LIABILITY OF EITHER PARTY TO THE OTHER EXCEED THE AMOUNT PAID BY ESI TO MANUFACTURER FOR THE PRODUCTS DURING THE TWELVE (12)-MONTH PERIOD IMMEDIATELY PRECEDING THE DATE THE CLAIM AROSE.

14.

Insurance.

(a)

Without in any way limiting the liability of either party to this Manufacturing Agreement, ESI and Manufacturer shall each have and maintain, during the term of this Manufacturing Agreement, General Liability and Product Liability insurance consistent with the following:

(i)

Subject to change by written mutual agreement by both parties, limits of liability of not less than One Million Dollars ($1,000,000) per claim of occurrence and Two Million Dollars ($2,000,000) each annual aggregate.

(ii)

Such insurance shall include the requirement that the insurers provide each party with thirty (30) days written notice prior to the effective date of any cancellation or material change in the insurance.

(b)

The parties shall notify each other of any claim that is made which appears to be covered by such insurance as soon as practical, but in no event later than 15 days after either party becomes aware of such claim.

15.

Intellectual Property Rights.

(a)

Ownership of Product.  ESI will have all right, title and interest in any and all Products, their formulas and formulations and the manufacturing processes specific to them, and all modifications, enhancements, and improvements thereto, whether developed by ESI or Manufacturer, including without limitation all trademarks and service marks associated with the Products, all packaging and industrial designs and delivery methods associated with the Products, and all Intellectual Property Rights in all of the foregoing (“ESI Property).

(b)

Manufacturer will have all right, title and interest in any and all manufacturing processes developed solely by Manufacturer in the manufacture of the Products, other than the ESI Property, and all modifications, enhancements, and improvements by Manufacturer thereto, including all Intellectual Property Rights therein ("Manufacturer Property").

(c)

Manufacturer hereby assigns and agrees to assign to ESI, without royalty or any other consideration, all worldwide right, title and interest Manufacturer may have or acquire in and to  all ESI Property that Manufacturer may have in or with respect to any ESI Property (except for the right to Manufacture the Product under this Manufacturing Agreement).  Manufacturer agrees, at no charge to ESI, but at ESI's sole expense, to sign and deliver to ESI such documents as ESI considers desirable to evidence the assignment of all such rights of Manufacturer, if any, described above to ESI and ESI's ownership of such rights and to do any lawful act and to sign and deliver to ESI any document necessary to apply for, register, prosecute or enforce any patent, copyright or other right or protection relating to any ESI Property in any country of the world.  Manufacturer hereby irrevocably designates and appoints ESI Manufacturer's agent and attorney-in-fact, to act for and in Manufacturer's behalf and stead, for the limited purpose of executing the filing any such document and doing all other lawfully permitted acts to further the prosecution, issuance and enforcement of patents, copyrights or other protections which employ or are based on ESI Property with the same force and effect as if executed and delivered by Manufacturer.

(d)

Upon termination of this Agreement or in the event of ESI contracting with a second source for the Products in accordance with this Agreement, Manufacturer shall not assert against ESI, its contractors, licensees (and their sublicensees), agents, or others acting by authority of ESI any of the Manufacturer Property or other Intellectual Property Rights of Manufacturer to prevent or require the payment of a royalty on the manufacture of Products by such persons using the processes that were in use by ESI or its contractors on or before the date of entering into this Agreement or that constitute ESI Property.

(e)

Neither party shall have the right to use the other party’s name, common law or registered trademarks, or other product designators in advertising or marketing unless permission is granted in writing signed in ink by an authorized representative of the other party or except as and to the extent Manufacturer is required by applicable laws to be identified as the manufacturer of the Product.

16.

Relationship of the Parties.  The parties hereto are independent contractors and nothing contained in this Manufacturing Agreement shall be deemed or construed to constitute a relationship of partnerships or joint venture or principal or agent or any other association between the parties other than as vendor and customer.  All rights, powers and privileges of each party hereto which are not expressly granted to the other party in this Manufacturing Agreement are reserved to the former party and each party hereby acknowledges that it does not have and neither party shall make any representation to any third party, either directly or indirectly, indicating that either party has authority to act for or on behalf of the other party or to obligate the other party in any way.

17.

Termination of the Manufacturing Agreement.

(a)

Either party may give the other party written notice of termination of this Manufacturing Agreement if the other party is in material breach of any of its obligations under this Manufacturing Agreement.  Upon receipt of such notice, the notified party has thirty (30) days in which to inform the notifying party in writing that it has cured such alleged material breach (and the details of its efforts to effect such cure).  Failure by the notified party to respond within such thirty (30) day period shall give the notifying party the right to terminate this Manufacturing Agreement.  Any such termination shall be without prejudice to any other rights and remedies of the parties.

(b)

Notwithstanding the foregoing, either party may immediately terminate this Manufacturing Agreement, in whole or in part, (i) upon filing of any petition in bankruptcy against the other party;  (ii) if the other party becomes insolvent, or admits its inability to pay its debts generally as they become due; (iii) upon appointment of a receiver or custodian of all or a part of the other party’s assets by any judicial or government procedure; (iv) upon admission of the other party to a plan and/or procedure and/or reorganization for the benefit of its creditors in settlement of its debts; or (v) upon seizure of all or a substantial part of the other party’s assets by any judicial or government procedure.

(c)

No termination of this Manufacturing Agreement as provided herein shall operate to discharge or relieve the other party of obligations or liabilities vested prior to the effective date of such termination.

(d)

Upon termination of this Manufacturing Agreement, each party shall return to the other party or, with the authorization of the other party, destroy and certify the destruction of, all confidential or proprietary materials provided to it by the other party under this Manufacturing Agreement, including all physical and electronic copies thereof in its possession or under its control.  The parties’ obligations under Sections 1, 9-13, and 15-31 shall survive termination.

18.

Force Majeure.  Neither party shall be liable for damages for any failure or performance hereunder occasioned by an act of God, force of nature, casualty of war or warlike activity, acts of terrorism, insurrection, civil commotion, unforeseeable third party transportation delay, governmental action (whether or not with proper authority) or other causes beyond the control of such party.  Any suspension of an obligation to perform by reasons thereof shall be limited to the period during which such cause exists.  Either party, if excused from such compliance as aforesaid under this Section 18, agrees to give reasonable prompt notice to the other party of the relevant circumstances, to use its best efforts to overcome the obstacles of such compliance, and to resume compliance as soon as practicable.

19.

Remedies.

(a)

Equitable.  Notwithstanding Sections 19(b) and (c), each party acknowledges that it would be difficult to fully compensate the other party for monetary damages resulting from any breach of Sections 10 and 15 of this Manufacturing Agreement.  Accordingly, in those cases in the event of any actual or threatened breach thereof, each party shall, in addition to any other remedies it may have, be entitled to injunctive and other equitable relief to enforce such provisions, and such relief may be granted without the necessity of proving actual monetary damages.

(b)

Negotiation.  In the event that a dispute arises concerning either party's performance under this Manufacturing Agreement, the parties agree to resolve any dispute relating to this Manufacturing Agreement, including a claim by a party that the other party materially breached or that material breach has not cured, through the following step-wise dispute resolution procedure (“Dispute Resolution Procedure”):

(i)

The party wishing to dispute performance shall initiate a meeting between the project leaders for the parties.  The initiating party shall provide a written report to the other party describing in detail the nature of the dispute.  The respective project leaders shall meet and make a good faith attempt to resolve the dispute, and shall document the same.

(ii)

In the event that the dispute cannot be resolved within thirty (30) days by the project leaders, executives of each party shall meet and make a good faith attempt to resolve the dispute, and shall document the same.

(iii)

In the event that the dispute cannot be resolved within an additional thirty (30) days by the executives, either party may move to submit the dispute to binding arbitration.

(c)

Arbitration.  Except for disputes arising under Sections 10 and 15 hereof , all disputes arising in connection with this Manufacturing Agreement shall be settled by final and binding arbitration in accordance with this Section.  The arbitration shall be held in Hennepin County, Minnesota, if initiated by ESI and Mecklenburg County, North Carolina if initiated by Manufacturer and shall be conducted by a single arbitrator in accordance with the Rules of the American Arbitration Association (AAA).  Judgment upon the award rendered may be entered in any court of competent jurisdiction and/or application may be made to such court for a judicial acceptance of the award and an order of enforcement.  Each party shall bear its own expense of the arbitration, but the arbitrator’s fees and costs shall be borne equally between the parties participating in the arbitration.  The arbitrator shall be an attorney or retired judge with at least ten (10) years of experience in commercial legal matters.  Such arbitrator shall be disqualified if there is a previous direct or indirect relationship with either party, or in the event of any other conflict of interest.

20.

Notices.  All notices, requests, demands, and other communications which are required or may be given under this Manufacturing Agreement shall be in writing and signed in ink by an authorized representative of the notifying party and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by fax, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested.  In each case notice shall be sent to:

If to Manufacturer, addressed to:

Minntech Corporation

14605 28th Ave North

Minneapolis, MN 55447

Fax: 763-553-3398

Attention:   Roy K. Malkin

With a copy to:  Cantel Medical Corp.

Overlook at Great Notch

150 Clove Road - 9th Floor

Little Falls, New Jersey 07424

Fax:  973-890-7270

Attention: General Counsel

If to ESI, addressed to:

EnviroSystems, Inc.

116 Morlake Drive, Suite 201

Mooresville, NC 28117

Attention: J. Lloyd Breedlove

Or to such other place and with such other copies as either party may designate as to itself by written notice to the other.

21.

Assignment.  No party may transfer or assign this Manufacturing Agreement or any rights, privileges, or obligations herein to a third party without the other party’s prior, written consent, except that no consent is required for an assignment of this Manufacturing Agreement in whole by ESI to a third party in connection with a merger, acquisition, sale, or divestiture of the ESI’s business to which this Manufacturing Agreement pertains, provided that such third party agrees as a condition of such merger, acquisition, sale, or divestiture to be bound by terms of this Manufacturing Agreement.  Subject to the foregoing, any permitted assignment shall inure to the benefit of the parties’ respective successors and assigns.  Any prohibited assignment is null and void.

22.

Waivers.  A party’s failure to insist, in one or more instances, upon the performance of any term or terms of this Manufacturing Agreement shall not be construed as a waiver or relinquishment of such party’s right to such performance or the future performance of such term or terms or to exercise any right or obtain any remedy available hereunder or allowed by applicable law.  The other party’s obligation with respect to such present or future performance shall continue in full force and effect.  Either party’s consent or approval of any act by the other party shall not be deemed to render unnecessary the obtaining of such consent to or approval of any subsequent act.

23.

Payments.  All payments required hereunder shall be made in the currency of the United States of America.

24.

Choice of Law.  This Manufacturing Agreement shall be construed, interpreted and the rights of parties determined in accordance with the laws of the State of Minnesota without application of its conflict of laws provisions.

25.

Entire Agreement and Amendments.  This Manufacturing Agreement, together with all exhibits and schedules hereto and thereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties relating to the subject matter of this Manufacturing Agreement.  No amendment, supplement, modification or waiver of this Manufacturing Agreement shall be binding unless executed in writing in ink by an authorized representative of the party to be bound thereby.

26.

Expenses.  Except as otherwise specified in this Manufacturing Agreement, each party hereto shall pay its own legal, accounting, out-of-pocket and other expenses incident to this Manufacturing Agreement and to any action taken by such party in preparation for carrying this Manufacturing Agreement into effect.

27.

Attorneys’ Fees.  If any party to this Manufacturing Agreement brings an action to enforce its rights under this Manufacturing Agreement, except as otherwise expressly provided regarding proceedings brought pursuant to Section 19 hereof, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable attorneys’ fees, incurred in connection with such action.

28.

Invalidity, Severability.  In the event that any one or more of the provisions contained in this Manufacturing Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Manufacturing Agreement or any other such instrument.

29.

Cumulative Remedies.  All rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

30.

No License to Manufacturer Intellectual Property.  The Parties agree that Manufacturer is not, by the terms of this Manufacturing Agreement, granting to ESI any license to use any patents or trademarks that belong to Manufacturer except as expressly set forth in this Manufacturing Agreement.  It is also understood that Manufacturer is not by this Manufacturing Agreement granting any rights or licenses whatsoever, by implication, estoppel or otherwise, to ESI to utilize any of Manufacturer’s technology, information, data, proprietary or patent rights, or trademarks which Manufacturer may have or may secure in the future in the manufacture, use, or sale of any products similar in use or function to the Products that are the subject of this Manufacturing Agreement without the express written consent of Manufacturer except as expressly set forth in this Manufacturing Agreement.

31.

Incorporation.  All Recitals, Definitions, and Schedules or Attachments, referred to herein are incorporated by reference and made a part of this Manufacturing Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Manufacturing Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

MINNTECH CORPORATION
By:

Name:	/s/ Roy K. Malkin
Title:	President & CEO
Date:
ENVIROSYSTEMS INC.
By:	/s/ J. Lloyd Breedlove

Name:	J. Lloyd Breedlove
Title:	President and CEO
Date:

*  OMITTED PURSUANT TO THE COMPANY’S REQUEST FOR CONFIDENTIAL TREATMENT

ATTACHMENT A

Specifications for Product

Concentrate:

1.

[                             *                                          ]

2.

[                             *                                          ]

3.

[                             *                                          ]

4.

[                             *                                          ]

5.

[                             *                                          ]

6.

[                             *                                          ]

Use Dilution:

1.

[                             *                                          ]

2.

[                             *                                          ]

3.

[                             *                                          ]

4.

[                             *                                          ]

5.

[                             *                                          ]

*  OMITTED PURSUANT TO THE COMPANY’S REQUEST FOR CONFIDENTIAL TREATMENT

ATTACHMENT B

I.

Non-Binding Estimate of Product Requirements

Ready-to-Use	Quarter 1 July-Sept 06	Quarter 2 Oct-Dec 06	Quarter 3 Jan-Mar 07	Quarter 4 Apr-June 07	TOTAL
22oz (cs)/12 per cs		[ * ]	[ * ]	[ * ]	[ * ]
1 gal (cs)/4 per cs		[ * ]	[ * ]	[ * ]	[ * ]
5 gal		[ * ]	[ * ]	[ * ]	[ * ]
55 gal		[ * ]	[ * ]	[ * ]	[ * ]
Concentrate
55 gal	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]

II.

Price: Ready-to-Use (RTU)

[ RTU ]	[ 22oz Bottle (cs-12) ]	[ 1 gal Bottle (cs-4) ]	[ 5 gal Pail ]	[ 55 gal Drum ]
[ Annual Volume ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
[ * ]	[ * ]	[ * ]	[ * ]	[ * ]

[ Concentrate ]	[ 8 oz Bottle (cs) ]	[ 22oz Bottle (cs) ]	[ 1 gal Bottle (cs) ]	[ 5 gal Pail ]	[ 55 gal Drum ]
[ Annual Volume ]
[ * ]	X	X	X	X	[ * ]
[ * ]	X	X	X	X	[ * ]
[ * ]	X	X	X	X	[ * ]
[ * ]	X	X	X	X	[ * ]
[ * ]	X	X	X	X	[ * ]

Concentrate

*  OMITTED PURSUANT TO THE COMPANY’S REQUEST FOR CONFIDENTIAL TREATMENT

ATTACHMENT C

Capital Equipment and Leasehold Improvements Detail Estimate

Equipment to be purchased by EnviroSystems

[                          *                             ]

          $[       *    ]

[                          *                                   ]

            $[     *    ]

[                          *                                                                                        ]            $[    *    ]

Total

          $[      *     ]

[

*

]

[

*

]

[

*

]

[

*

]

[

*

]

Equipment to be purchased by Minntech (Not covered under ESI Rebate Deposit)

[                          *                                     ]

$[    *     ]

[                      *                        ]

$[     *    ]

[                           *                                  ]

$[     *    ]

[                       *                          ]

$[     *    ]

Total

           $[     *      ]

[

*

]

[

*

.]

[

*

]

[

*

]

           $[      *      ]

[

*

]

*  OMITTED PURSUANT TO THE COMPANY’S REQUEST FOR CONFIDENTIAL TREATMENT

ATTACHMENT C

(Continued)

Start up and Validation Activities (Covered under ESI Rebate Deposit)

Manufacturing Process Start-up and Validation (Time and Material Costs Only)

[

]

           $[     *    ]

[

]

$[   *    ]

[

]

$[   *    ]

[

]

$[   *    ]

Total

           $[     *    ]

[

*

]

[

*

]

[

*

]

Quality Control Method Development/Validation

[

  ]$[     *      ]

[

 ] $[     *      ]

Total

$[      *     ]

[

*

]

[

*

]

[

*

]

[

*

]

Summary

[

*

]

$[      *     ]

[

*

]

$[      *     ]

[

*

]

$[      *     ]

ATTACHMENT D

Order Entry, Customer Service and Distribution

Minntech will perform the following activities:

Order Entry:

-

Receipt of Customer orders generated from either ESI or Customers directly during business hours (8:00 AM to 5:00 PM)

-

Review and verification all Customer orders for accuracy and required details

-

Establish shipping logistics; including delivery date, preferred carrier, and customer delivery requirements

Inventory:

-

Maintain appropriate Inventory levels as per ESI monthly forecast

-

Provide ESI with ERP manufacturing forecast information based upon past demands.

Order Shipment:

-

Ship orders received by 3:00 P.M. on the same day they are received, provided there is sufficient on hand inventory

-

Automatically fill backorders once inventory is available

-

Pick product according to lot number for tracking purposes

-

Pack all orders in industry standard shipping containers to eliminate or reduce transportation damage

-

Include an ESI packing slip with each shipment

Invoicing:

-

If requested, generate one invoice per Customer order detailing shipment information and other customer specific details, such as PO, ESI account number, etc.

-

Provide hard copy invoices to ESI along with copies of the Minntech picking slip and ESI order document within 2-3 business days of shipment

-

Conversely, provide ESI with shipping documentation in order to invoice their Customers directly

ESI Support:

-

Minntech will provide daily support to ESI and ESI’s Customers with dedicated Customer Service personnel

-

Inquiries related to backorders, shipments, invoices, returns, or credits will be addressed by this dedicated support person

-

A quarterly conference call will be held to ensure support expectations are being met

ATTACHMENT E

Technical, Telephone Support

ESI may elect to have the Manufacturer provide on-going telephone support via a toll-free telephone number (during the Manufacturer’s normal business hours of 7:00 a.m. to 7:00 p.m., Eastern time) to ESI and ESI’s customers.  Such customer technical telephone support shall respond to all reasonable requests for information or other technical support regarding Product use, storage, handling, shipping, claims, efficacy, regulatory clearance, and compatibility of the Products with the materials

Appropriate telephone support staffing levels will be maintained to achieve the following performance metrics:

1.	Target Months 6-12	Target Months 13-24	Target Months 25-36
Measure
Call Abandonment Rate	8%	6%	4%
Average Speed to Answer	30 seconds	30 seconds	30 seconds
Service Level	85%	90%	95%

Call abandonment rate is defined as the percentage of calls in which the customer disengages after 20 seconds in queue.

Average speed to answer is defined as the average amount of time a caller waits in queue before connecting to an agent.

Service level is defined as the percentage of calls answered within 30 seconds.

In addition, the Manufacturer shall, provide at a mutually agreeable charge, to ESI’s personnel, high-level technical telephone support, including but not limited to the following areas:  trouble-shooting, storage, handling, shipping, claims, efficacy, regulatory clearance, compatibility of the Products with the equipment and devices, Product operation, infection control, microbiology, servicing, and personnel safety.

PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

MODIFICATION AGREEMENT

The undersigned, Minntech Corporation (“Manufacturer”) and EnviroSystems, Inc. (“ESI”), agree that the Manufacturing Agreement dated as of August 1, 2006 between Manufacturer and ESI (the “Agreement”) is hereby modified by (i) deleting Section 3(f) of the Agreement and replacing it with the revised Section 3(f) set forth in Schedule A hereto and (ii) deleting Attachment C of the Agreement and replacing it with the revised Attachment C set forth in Schedule B hereto. Such modifications shall be deemed to be part of the Agreement as of the Effective Date set forth therein. Except for the foregoing modifications, the Agreement shall remain in full force and effect in accordance with its terms.

MINNTECH CORPORATION

By: /s/ Roy K. Malkin

Name: Roy K. Malkin

Title: President & CEO

Date: October __, 2006

ENVIROSYSTEMS INC.

By: /s/ J. Lloyd Breedlove

Name: J. Lloyd Breedlove

Title: President & CEO

Date: October 11, 2006

*  OMITTED PURSUANT TO THE COMPANY’S REQUEST FOR CONFIDENTIAL TREATMENT

SCHEDULE A

SUBSTITUTION FOR SECTION 3(f) OF THE MANUFACTURING AGREEMENT DATED AS OF AUGUST 1, 2006 BETWEEN

MINNTECH CORPORATION AND ENVIROSYSTEMS, INC.

(f)

(i) ESI and Manufacturer shall each purchase, at its own cost and expense,  the capital equipment designated to such party on Attachment C (the “Equipment”). All of the Equipment shall be installed by Manufacturer at its facility, but each party shall have full right, title and interest to the Equipment that it purchases hereunder.  In addition, Manufacturer shall (A) make the “Leasehold Improvements” reflected on Attachment C, (B) undertake the “Start-up and Validation Activities” described on Attachment C, and (C) take such other start-up actions as are necessary for the manufacture of the Product (“Additional Actions”). An estimate of the cost of such Equipment, Leasehold Improvements, and Start-up and Validation Activities is set forth on Attachment C. The Leasehold Improvements and the Additional Actions shall be done at the sole cost and expense of Manufacturer. The Start-up and Validation Activities undertaken by Manufacturer will be billed to ESI on a monthly basis as incurred, with payment terms of net 30.

(ii) On or before October 15, 2006, ESI shall remit to Manufacturer, as a “deposit” to be rebated to ESI in accordance with and subject to the terms of this Section 3(f), the sum of $[       *         ] (the “ESI Rebate Deposit”), which is the total estimated cost of the Leasehold Improvements ($[       *       ]) and the Eco Tru® Dedicated Concentrate Production Equipment ($[       *        ]) (collectively, the “Rebate Items”). After Manufacturer completes the purchase and/or performance of the Rebate Items, it will give ESI written notice, together with appropriate supporting documentation, of the actual cost of the Rebate Items. If the amount of the ESI Rebate Deposit is more than the actual cost of the Rebate Items, then together with its delivery of the notice, Manufacturer shall refund to ESI an amount equal to such difference, which amount shall be deemed subtracted from the ESI Rebate Deposit. If the amount of the ESI Rebate Deposit is less than the actual cost of the Rebate Items, then ESI shall remit to Manufacturer an amount equal to such difference within thirty (30) days following its receipt of the notice, which amount will be deemed added to the ESI Rebate Deposit.

(iii) Upon commencement of the manufacturing and customer shipments of the Product, the Manufacturer will institute a rebate program whereby it will rebate to ESI from the ESI Rebate Deposit (through a direct payment or a credit against invoices) within thirty (30) days following each calendar quarter, an amount equal to 10% of ESI’s net payments to Manufacturer for the Product during such calendar quarter. Such rebate program shall continue until such time as Manufacturer has rebated to ESI (under the program) an amount equal to the ESI Rebate Deposit. If the Manufacturing Agreement expires by its terms or is terminated for any reason by ESI prior to ESI’s recoupment of the full ESI Rebate Deposit, then, except with respect to periods ending on or prior to the expiration or termination date, Manufacturer will have no obligation to repay any remaining amount of the ESI Rebate Deposit, which remaining amount will automatically become the exclusive property of Manufacturer.  If Manufacturer terminates the Agreement for any reason, other than in accordance with Section 17, Manufacturer shall remit to ESI, promptly following such termination, an amount equal to the book value of the Rebate Items, such book value determined by Manufacturer in accordance with GAAP with a minimum 5 year life, straight line depreciation, but such amount not to exceed the remaining balance of the ESI Rebate Deposit.  The ESI Rebate Deposit will not bear interest. Within thirty (30) days following the expiration or termination of the Manufacturing Agreement, ESI will have the sole option, exercisable by written notice to Manufacturer, to either (A) remove from Manufacturer’s facility, at ESI’s sole cost and expense, the Equipment purchased and owned by ESI (as reflected on Attachment C), or (B) sell such Equipment to Manufacturer at its then current Fair Market Value.

SCHEDULE B

SUBSTITUTION FOR ATTACHMENT C OF THE MANUFACTURING AGREEMENT DATED AS OF AUGUST 1, 2006 BETWEEN

MINNTECH CORPORATION AND ENVIROSYSTEMS, INC.

(SET FORTH ON FOLLOWING 2 PAGES)

*  OMITTED PURSUANT TO THE COMPANY’S REQUEST FOR CONFIDENTIAL TREATMENT

 ATTACHMENT C

Capital Equipment and Leasehold Improvements Detail Estimate

Equipment to be purchased by EnviroSystems

[                                   *                                        ]

$[      *      ]

[                                   *                                        ]

$[      *      ]

Total

          $[      *     ]

[

*

]

[

*

]

Equipment to be purchased by Minntech (Not covered under ESI Rebate Deposit)

[                                   *                                        ]

$[      *      ]

[                                   *                                        ]

$[      *      ]

[                                   *                                        ]

$[      *      ]

[

*

]

$[      *      ]

Total

          $[        *      ]

[

*

]

[

*

]

Additional Equipment to be purchased by Minntech (Covered under ESI Rebate Deposit)

[                                   *                                        ]

$[      *      ]

[

*

]

[

*

]

[

*

]

Leasehold Improvements Estimate to be performed by Minntech (Covered under ESI Rebate Deposit)

[

*

]        (Not to Exceed*)  $[      *      ]

Final facility construction costs are dependant on detailed facility design and code requirements.

________________

* Additional leasehold improvements subject to ESI Rebate Deposit may be added provided they are required by and dedicated to services hereunder (and not to any other product or business of Manufacturer)

*  OMITTED PURSUANT TO THE COMPANY’S REQUEST FOR CONFIDENTIAL TREATMENT

ATTACHMENT C

(Continued)

Start up and Validation Activities

A. Manufacturing Process Start-up and Validation (Time and Material Costs Only)

[

*

]

[

*

]        $[    *     ] [

    *      ]                   $[   *    ]

[

*

]

$[   *   ]

[

*

]

[

*

]

$[   *   ]

          $[   *    ]

[

*

]

[

*

]

[

*

]

[

*

]

B. Quality Control Method Development/Validation

[

*

]         $[    *    ]

[

*

]         $[    *    ]

         $[     *   ]

[

*

]

[

*

]

[

*

]

[

*

]

[

*

]

[

*

]

Summary

1. [

*

]

   $[   *     ]

2. [

*

]

[

*

]       $[   *     ]

[

*

]

      [   *     ]

   $[   *     ]

3. [

*

]

   $[   *     ]

4. [

*

]

   $[   *     ]

[

*

]

   $[   *     ]